Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-261016, 333-24539, 333-83555, 333-44890, 333-64634, 333-71766, 333-98013, 333-102875, 333-116920, 333-136485, 333-161245, 333-176238, and 333-190337) on Form S-8 of our report dated February 26, 2026, with respect to the consolidated financial statements of Euronet Worldwide, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Kansas City, Missouri

February 26, 2026